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                                  [LETTERHEAD]



                                IMPORTANT REMINDER
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                                 REIT CONVERSION


Dear Limited Partner:

   We recently sent you important proxy material relating to the REIT conversion. THE REPRESENTATION AND VOTING OF YOUR UNITS AT THE SPECIAL MEETING IS IMPORTANT--NOT VOTING COUNTS AS A "NO" VOTE. YOUR BROKER
CANNOT VOTE YOUR UNITS.
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   PLEASE NOTE THAT THE DATE FOR THE SPECIAL MEETING OF THE LIMITED PARTNERS
TO CONSIDER THE CONVERSION HAS BEEN CHANGED TO FRIDAY, JUNE 27, 1997 AT 10:00 A.M. RATHER THAN MONDAY, JUNE 30, 1997. THE SPECIAL MEETING WILL STILL BE HELD AT THE OFFICES OF U.S. RESTAURANT PROPERTIES MASTER L.P. AT THE ADDRESS SET FORTH ABOVE.

   The Board of Directors of the Managing General Partner believes that the conversion is in the best interests of the Partnership and the Limited Partners and recommends a vote "FOR" it. TO ENSURE THAT USRP CONVERTS TO A REIT, YOU MUST VOTE FOR BOTH THE MERGER ALTERNATIVE AND THE EXCHANGE ALTERNATIVE ON YOUR PROXY CARD.

   At the Special Meeting, the Limited Partners will vote on the proposed conversion from a master limited partnership to a self-advised real estate investment trust (REIT). The conversion will not change either the strategy of the company or the "flow-through" tax advantages the company currently enjoys. The conversion is tax-free. We believe that changing to a REIT structure will add more value to the company because it is more accepted by the capital markets. As a self-advised REIT, the company should enjoy greater access to lower-cost debt financing. When the conversion is completed, cash available for dividends will increase immediately (relative to remaining a MLP).

   If you have not already completed and mailed your proxy card, please take a moment to vote the enclosed proxy card. Should you have questions or desire another copy of the proxy statement, please do not hesitate to call us at
(800) 322-9827.

Best regards,


/s/ Robert J. Stetson                    /s/ Fred H. Margolin
Robert J. Stetson                        Fred H. Margolin
Chief Executive Officer                  Chairman of the Board
Managing General Partner                 Managing General Partner